Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	William M. Lowe, Jr.
Executive Vice President and
Chief Financial Officer
williamlowe@KEMET.com
864-963-6484

KEMET Corporation Announces Stockholder Approval to Effect a Reverse Stock Split

Greenville, South Carolina (November 4, 2010) - KEMET Corporation (NYSE Amex: KEM) (the “Company”) announced today that the Company’s stockholders approved an amendment to its Restated Certificate of Incorporation to effect a reverse stock split (the “Reverse Stock Split”) at a special meeting of stockholders held on November 3, 2010. The Reverse Stock Split was previously approved by the Company’s Board of Directors.

The Company currently intends to file, on November 5, 2010, a Certificate of Amendment to its Restated Certificate of Incorporation to effect the Reverse Stock Split at a ratio of one-to-three (1:3).  Upon the effective time of the Certificate of Amendment to the Restated Articles of Incorporation, each outstanding share of the Company’s common stock will automatically be changed into one-third of a share of common stock. No fractional shares will be issued in connection with the Reverse Stock Split. Holders of common stock who would otherwise receive a fractional share of common stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share. The Company expects the Reverse Stock Split to become effective for trading purposes at the opening of the market on November 8, 2010.

About KEMET

The Company’s common stock is listed on the NYSE Amex under the ticker symbol “KEM” (NYSE Amex: KEM). KEMET applies world class service and quality to deliver industry leading, high performance capacitance solutions to its customers around the world and offers the world’s most complete line of surface mount and through hole capacitor technologies across tantalum, ceramic, film, aluminum, electrolytic, and paper dielectrics.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about KEMET Corporation’s (the “Company”) financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets, in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to the following: (i) continued uncertainty of the economy could impact the Company’s ability to realize operating plans if the demand for the Company’s products declines and could adversely affect the Company’s liquidity and ability to continue to operate; (ii) adverse economic conditions could cause further reevaluation and the write down of long-lived assets; (iii) an increase in the cost or a decrease in the availability of the Company’s principle raw materials; (iv) changes in the competitive environment of the Company; (v) uncertainty of the timing of customer product qualifications in heavily regulated industries; (vi) economic, political, or regulatory changes in the countries in which the Company operates; (vii) difficulties, delays or unexpected costs in completing the Company’s restructuring plan; (viii) the inability to attract, train and retain effective employees and management; (ix) the inability to develop innovative products to maintain customer relationships; (x) the impact of environmental issues, laws, and regulations; (xi) volatility of financial and credit markets which would affect the Company’s access to capital; (xii) exposure to foreign exchange gains and losses; (xiii) need to reduce costs to offset downward price trends; (xiv) potential limitation on use of net operating losses to offset possible future taxable income; (xv) dilution as a result of the warrant held by K Equity, LLC; and (xvi) exercise of the warrant by K Equity, LLC may result in the existence of a controlling stockholder.